AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1997
                                               REGISTRATION NO. 333 - ________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE YORK GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Delaware                                    76-0490631
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

    9430 Old Katy Road, Suite 300, Houston, Texas              77055
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                         1996 EMPLOYEE STOCK OPTION PLAN
                   1996 INDEPENDENT DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                  David F. Beck
                              The York Group, Inc.
                          9430 Old Katy Road, Suite 300
                              Houston, Texas 77055
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 984-5500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                            Amount to      Proposed maximum         Proposed
Title of securities to be  be registered     offering price     maximum aggregate      Amount of
      registered              (1)           per share (2)       offering price (2)   registration fee
Common Stock, $.01
per share par value          550,000
("Common Stock")             shares            $21.75               $9,714,375          $2,943.75
=====================================================================================================

(1) Represents the maximum number of shares which could be purchased upon the exercise of all stock options now outstanding or which may hereafter be granted under the above plans.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the option exercise prices of options to acquire 250,000 shares of Common Stock which have been granted under the 1996 Employee Stock Option Plan and 10,000 shares of Common Stock which have been granted under the 1996 Independent Director Stock Option Plan, and the average of the bid and asked prices reported by the Nasdaq National Market on February 4, 1997 with respect to 290,000 shares of Common Stock as to which awards have not been granted under either plan as of the filing of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission by The York Group, Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (a) Prospectus dated April 2, 1996, containing the Company's audited financial statements for the year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (d) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and (e) description of the Company's Common Stock contained in the Form 8-A filed on March 29, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section

145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article XI of the Registrant's Certificate of Incorporation states that:

     No director shall personally be liable to the corporation or the stockholders for monetary damages for any breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law or other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law or such other applicable law, as so amended. Any repeal or modification of this Article by the stockholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     The Registrant's Bylaws contain indemnification provisions which are essentially the same as the indemnification provisions contained in the Certificate of Incorporation.

     Policies of insurance are maintained by the Registrant under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     Reference is made to the forms of the 1996 Employee Stock Option Plan and 1996 Independent Director Stock Option Plan filed as Exhibits 99.1 and 99.2, respectively, which contain provisions for limitation on the liability of the committee and the directors administering the respective plans for actions taken in connection with the administration of the plans.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          EXHIBIT NO.                            EXHIBIT

                  4.1 Certificate of Incorporation of the Company dated January 22, 1996. Incorporated by reference to the Company's Registration Statement on Form S-1 dated February 2, 1996, Exhibit 3.1.

                  4.2 Bylaws of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 dated February 2, 1996, Exhibit 3.2.

                  4.3 Specimen Common Stock certificate of the Company. Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 dated March 8, 1996, Exhibit 4.1.

                  5 Opinion and Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                  15    Not applicable.

                  23.1  Consent of Arthur Andersen LLP.

                  23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5 to this Registration Statement).

                  24    Not applicable.

                  28    Not applicable.

                  99.1  1996 Employee Stock Option Plan.

                  99.2  1996 Independent Director Stock Option Plan.


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 7th day of February, 1997.

                                        THE YORK GROUP, INC.

                                        By:   /S/ DAVID F. BECK
                                                  DAVID F. BECK, VICE PRESIDENT-
                                                  FINANCE, CHIEF FINANCIAL
                                                  OFFICER, TREASURER AND
                                                  SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURES                          TITLE                         DATE
         /S/ ELDON P. NUSS              Chairman of the Board           February 7, 1997
          (ELDON P. NUSS)

        /S/ BILL W. WILCOCK          President, Chief Executive         February 7, 1997
         (BILL W. WILCOCK)         Officer, Chief Operating Officer
                                            and Director
                                    (Principal Executive Officer)

         /S/ DAVID F. BECK          Vice President-Finance, Chief       February 7, 1997
            (DAVID F. BECK)          Financial Officer, Treasurer
                                            and Secretary
                                    (Principal Financial Officer)

       /S/ KEITH E. PLOWMAN        Controller, Assistant Secretary      February 7, 1997
        (KEITH E. PLOWMAN)             and Assistant Treasurer
                                   (Principal Accounting Officer)

     /S/ GEORGE L. FOLEY, JR.                 Director                  February 7, 1997
        (GEORGE L. FOLEY, JR.)

        /S/ BRUCE E. ELDER                    Director                  February 7, 1997
         (BRUCE E. ELDER)

       /S/ KIRK P. PENDLETON                  Director                  February 7, 1997
        (KIRK P. PENDLETON)

       /S/ GERALD D. RUNNELS                  Director                  February 7, 1997
        (GERALD D. RUNNELS)

       /S/ ROBERT T. RAKICH                   Director                  February 7, 1997
        (ROBERT T. RAKICH)

                                  EXHIBIT INDEX

          EXHIBIT NO.                            EXHIBIT

                  4.1 Certificate of Incorporation of the Company dated January 22, 1996. Incorporated by reference to the Company's Registration Statement on Form S-1 dated February 2, 1996, Exhibit 3.1.

                  4.2 Bylaws of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 dated February 2, 1996, Exhibit 3.2.

                  4.3 Specimen Common Stock certificate of the Company. Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 dated March 8, 1996, Exhibit 4.1.

                  5 Opinion and Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                  15    Not applicable.

                  23.1  Consent of Arthur Andersen LLP.

                  23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5 to this Registration Statement).

                  24    Not applicable.

                  28    Not applicable.

                  99.1  1996 Employee Stock Option Plan.

                  99.2  1996 Independent Director Stock Option Plan.